UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53156	45-0588917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6130 Elton Avenue, Las Vegas, NV		89107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		1-888-597-8899

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 24 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Quadra Projects Inc. and our wholly-owned subsidiary Quadra Energy Systems Inc.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed on our Current Report on Form 8-K filed on May 5, 2009, on April 30, 2009, we completed the acquisition of Energy Conversion and Waste Disposal Technology (“Acquired Technologies”) from Quadra Marketing Corp., (“Quadra Marketing”), a company incorporated in Belize, under the Technology Purchase Agreement (the “Agreement”). The Agreement was an arms length transaction. Quadra Marketing acquired the rights to the Energy Conversion and Waste Disposal Technology from the inventor on April 1, 2009.

Acquired Technologies consist of equipment and software for pyrolysis systems consisting of QES 2000S and QES Mobile Systems (the “QES Systems”) which is a non polluting energy conversion and waste disposal system designed to convert organic waste to fuel and valuable by-products such as activated carbon, fertilizer, producing no measurable air pollution or ash to be land filled. The QES Systems are modular in design and fit into a 42 ft container.

The primary applications of the QES Systems consist of converting waste streams into valuable commodities. Depending on which technology we apply and to which feedstock we process, the commodities produced include fuel-gases, diesel fuel, carbon black, thermal energy and electricity. The QES Systems are designed to handle commonly generated waste stream, whether liquid, solid, mixed or unmixed (including whole tires, all types of plastics, e-waste, shredder residues, sewage sludge, animal wastes, biomass, ligneous and infectious biohazard medical waste) and represent an environmentally friendly and commercially viable alternative to traditional methods of processing waste. The solutions are commercially viable ecological recycling models based on the zero-waste philosophy.

DESCRIPTION OF BUSINESS

History

Our company was incorporated in the State of Nevada on June 7, 2007. From incorporation until 2009 we were a distributor of an electronic non-invasive acupuncture pen (the “Pen”) as an alternative to traditional needles used during acupuncture treatments. We had a distribution agreement which granted to us the right to market and sell the Pen on an exclusive basis throughout Asia (with the exception of China), the Middle East and the Caribbean. We obtained our distribution rights through United Overseas Products Pty., Ltd. (“United”), a company based in Taiwan. We entered into this distribution agreement on November 30, 2007 for a period of 10 years and had ancillary rights to the patent held in China through United. Operations were based in Taiwan, commencing June 2007. We did not generate revenues from appointed sub distributions and minimum quotas were not fulfilled. Upon further market research, it was determined that pursuing the marketing and sale of this product was not as profitable as previously projected. Therefore, all efforts relating to the distribution and marketing of the Pen were ceased.

Effective February 17, 2009, we effected a five (5) for one (1) forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 375,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 3,050,000 shares of common stock to 15,250,000 shares of common stock.

Effective April 16, 2009, we effected a two (2) for one (1) forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 375,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 15,250,000 shares of common stock to 30,500,000 shares of common stock.

Effective September 17, 2009, we filed a Certificate of Amendment with the Secretary of State of Nevada for the creation of 750,000,000 shares of preferred stock, par value of $0.001, for which the directors of the company may fix and determine the designations, rights preferences or other variations of each class or series within each class of preferred stock of the company.

Our board of directors approved the amendment to our articles of incorporation and stockholders representing a majority of the outstanding shares of our corporation gave us their written consent to the amendment to our Articles of Incorporation on July 23, 2009.

On November 2, 2009, the Company filed a Certificate of Designation that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended and restated, created a Series A Preferred Stock, $0.001 par value, with a maximum of 20,000,000 shares authorized of the 750,000,000 Preferred Shares Authorized, which series shall have certain designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions, in particular, it shall have the following voting rights:

Each share of Series A Preferred Stock shall entitle the holder to One Hundred (100) votes for each share of Series A Preferred Stock. In any vote or action of the holders of the Series A Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to One Hundred (100) vote per share. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class. The holders of the Series A Preferred Stock shall share ratably, with the holders of common stock, in any dividends that may, from time to time may be declared by the board of directors. Series A Preferred Stock are not convertible into common stock. The holders of the Series A Preferred Stock shall rank equally with the holders of common stock in respect of all rights in liquidation, dissolution or winding up with all of said assets being distributed among the holders of the Series A Preferred Stock and other classes of stock ranking equally with the Series A Preferred Stock.

We have not been involved in any bankruptcy, receivership or similar proceeding.

Effective April 30, 2009, we completed the acquisition of our wholly-owned subsidiary, Quadra Energy Systems Inc. (“Energy Systems”). Energy Systems was incorporated under the laws of Belize and prior to our acquisition, had no prior operating history with no assets, liabilities or equity. Energy Systems has an authorized capital of 50,000 common shares, and all of the issued and outstanding share capital, consisting of 5,000 shares was acquired by us for consideration of $5,000.

On April 30, 2009, Energy Systems completed its acquisition of Energy Conversion and Waste Disposal Technology (“Acquired Technologies”) from Quadra Marketing Corp., (“Quadra Marketing”), a company incorporated in Belize, under the Technology Purchase Agreement (the “Agreement”). The Agreement was an arms length transaction. Quadra Marketing acquired the rights to the Energy Conversion and Waste Disposal Technology from the inventor on April 1, 2009.

Acquired Technologies consist of equipment and software for pyrolysis systems consisting of QES 2000S and QES Mobile Systems (the “QES Systems”) which is a non polluting energy conversion and waste disposal system designed to convert organic waste to fuel and valuable by-products such as activated carbon, fertilizer, producing no measurable air pollution or ash to be land filled. The QES Systems are modular in design and fit into a 42 ft container.

The primary applications of the QES Systems consist of converting waste streams into valuable commodities. Depending on which technology we apply and to which feedstock we process, the commodities produced include fuel-gases, diesel fuel, carbon black, thermal energy and electricity. The QES Systems are designed to handle commonly generated waste stream, whether liquid, solid, mixed or unmixed (including whole tires, all types of plastics, e-waste, shredder residues, sewage sludge, animal wastes, biomass, ligneous and infectious biohazard medical waste) and represent an environmentally friendly and commercially viable alternative to traditional methods of processing waste. The solutions are commercially viable ecological recycling models based on the zero-waste philosophy.

The technology being brought into commercial production is currently being independently tested. We have engaged the inventor of the Acquired Technology and a supporting technical team to construct QES Systems. The inventor and technical team have previously built a commercially successful tire conversion plant in Taiwan, which has been operational for more than 3 years. We have a labor contract with the inventor. The term is for a period of 5 years commencing July 1, 2009. The inventor is entitled to a monthly consulting fee in addition to a commission on sales of the QES System in China and Taiwan. The QES System is able to integrate the combined use of steam together with a second stage gasification process into the conventional pyrolysis process, thereby overcoming the deficiencies of the earlier pyrolysis processes.

Our Current Business

With the completion of the Technology Purchase Agreement to acquire Energy Conversion and Waste Disposal Technology, we changed our business to the business of marketing the QES System through joint ventures with qualified interests in establishing joint ventures and establishing waste conversion operations.

Our objective is to utilize the market of converting material generally recognized as having little or no value and which are or have been in the past, treated as waste and improperly discharged, discarded or dumped in landfills to saleable products.

By offering an efficient, non-polluting, high quality and comparatively low cost pyrolytic and gasification system to treat the waste as feedstock, the QES System will convert the waste materials into marketable by-products or valuable energy sources - a relatively low cost solution for remediation of environmental problems worldwide.

Principal Products, Services and Their Markets

Effective April 30, 2009, Energy Systems completed its acquisition of the Acquired Technologies from Quadra Marketing under the Agreement.

Quadra Marketing transferred to Energy Systems all right, title and interest in and to the Acquired Technologies, along with engineering and design drawings, studies and reports and all information relating to the Acquired Technologies, whether written or oral, and related technologies including the past, present and future versions software, computer programs, data and text (regardless of form including but not limited to the source code version thereof and the batch processor logic module) and all patent rights, copyrights, trade secret rights and other proprietary rights in and thereto, including all documentation for the software, all technical documentation, system designs and specifications, flow charts, record and file layouts, memoranda, correspondence and other such documentation containing or relating to the design, structure or coding or testing of, or algorithms or routines used in, or errors discovered or corrected in, the software and any other type of information or material relating to the software and invention and related technology that was prepared by or for the inventor of the Acquired Technologies.

Quadra Marketing acquired the rights to the Energy Conversion and Waste Disposal Technology from the inventor of such technologies on April 1, 2009. We have engaged the services of the inventor for sourcing the necessary components for construction of the QES Systems of which such components will be assembled by the inventor and technical staff. Our QES System and related technologies are patented in Taiwan under Patent No 285138, with pending patents No. 2006 10066751.9 and No. 2006 10072434.8 in the Peoples Republic of China and pending US patents No. 2007/0231073A1 and No. 2007/0231224A1. Patent application number 11/727,803 filed with the United States Patent Trademark Office for a reaction furnace utilizing high temperature steam and a re-circulated heat source to crack dioxin and organic substances contained in waste, being the basis of the our proprietary technology, has been granted by the United States Patent and Trademark Office effective the 15th day of December 2009 under patent number 7,632,471.

The Agreement provides that the use of the QES System and Acquired Technologies under Patent No. 285138 in Taiwan shall be operated through a Taiwanese Corporation with 40% ownership being allocated to the inventor and the remaining 60% retained by Energy Systems.

For consideration of our acquisition of the Acquired Technologies, we agreed to remit 10% of gross sales generated from use of the Acquired Technologies and 10% of the net proceeds of sales of the QES Systems to Quadra Marketing.

Our objective is to utilize the market of converting material generally recognized as having little or no value and which are or have been in the past, treated as waste and improperly discharged, discarded or dumped in landfills to saleable products. By offering an efficient, non-polluting, high quality and comparatively low cost pyrolytic and gasification system to treat the waste as feedstock, the QES System will convert the waste materials into marketable by-products or valuable energy sources - a relatively low cost solution for remediation of environmental problems worldwide.

Two important environmental issues are global warming and shortages of available clean affordable fuel. Carbon dioxide (“CO2”) emissions are one of the major causes of global warming. Concerns about this global problem and the search for solutions to address the issue of reducing CO2 emissions are universal. Most CO2 emissions are emitted from automotive and transportation vehicles including ships, trains and airplanes. A second major source of CO2 emissions is emitted from incinerators and coal-fired power generators. Therefore the production of affordable clean renewable energies has become a primary concern and currently is a key focus for new and innovative technologies. Another major concern is the development of new sources of clean and affordable energy resources. Pyrolysis technologies are not only sources of renewable energy but also significantly reduce CO2 emissions that are emitted by incinerators.

Heavily populated areas face the problem of disposal of Municipal Solid Waste (“MSW”). In many cases incinerators are used in addition to land fill sites, which require a great deal of preparation. Both methods are costly and have significant negative effects on the environment. The QES System has the ability to dispose of the MSW efficiently with no measurable pollution in addition to creating a secondary source of revenue. Present methods of handling and disposing of a wide variety of waste material, without having negative effects on the environment, is a major challenge.

The QES System has the ability to efficiently dispose of the accumulations of waste products which range from electronic waste, to used tires, municipal waste and hospital waste among the most common types of waste materials.

The pyrolysis process combines direct and indirect steam heat in two stages and this ensures complete penetration and decomposition of organic waste as part of the conversion to marketable by-products.

Part of the decomposition process involves gasification which eliminates contamination and the possibility of polluting residues. Our current pyrolysis technology can also improve the efficiency of coal-fired plants by incorporating the use of gas fired turbines which have a much higher efficiency rating than the steam turbines currently in use in old coal fired plants.

QES products specification:

There are two product models based on the QES System technologies. One is the QES2000 which is a full integration modular system and factory based. Installation of a loading and unloading machine and additional equipment in plant operations is required. The second is the QES2000M which is a mobile system.

The QES System has four applications for treatment of waste: tires, plastics, MSW and hospital waste.

The following is the application range of the QES System:

  Waste tires or rubber
  Waste plastic
  Agriculture waste
  MSW
  Hospital waste
  Oil sludge, organic sludge
  Carbon black modification
  Petroleum waste
  Electronic waste
  Organic waste

The QES System is able to accommodate all or a single application. The QES System may require additional equipment, depending on the application. We have the ability to provide all additional equipment necessary for all applications.

How the System Works Pyrolysis technologies:

Pyrolysis is most commonly used for organic materials. It does not involve reactions with oxygen or any other reagents but can take place in their presence. Extreme pyrolysis, which leaves only carbon as the residue, is called carbonization and is also related to the chemical process of charring.

Pyrolysis is heavily used in the chemical industry, for example, to produce charcoal, activated carbon, methyl alcohol and other chemicals from wood to convert ethylene dichloride into vinyl chloride to make PVC, to produce coke fuel from coal, to convert biomass into synthetic gas, to turn waste into safely disposable substances, and for the cracking of medium-weight hydrocarbons from petroleum into smaller molecules to produce lighter forms like gasoline.

There are two kinds of pyrolysis technologies classified by heat source.

Direct-Heat Pyrolysis

This method allows the heat source to make direct contact with the feedstock material. It has the advantage of being the most efficient method of thermal conductivity. Examples of Direct-Heat Pyrolysis systems are; steam pyrolysis systems, nitrogen or argon gas pyrolysis systems. Both steam and gas pyrolysis heat the feedstock material completely thereby decomposing the hydrocarbons. The disadvantage of the Direct-Heat Pyrolysis method is that it requires the consumption of a large amount of energy.

Indirect-Heat Pyrolysis

In the Indirect-Heat Pyrolysis method the feedstock material does not make direct contact with the heat source. The material is loaded in a vacuum chamber isolated from air. Then a heat source is applied to heat the chamber. The heat source can be a burner or heat wire.

Indirect-Heat Pyroloysis has a low thermal conductive efficiency because no contact is made with the surface of the feedstock material. To improve efficiency, Catalyst Pyrolysis has been developed. It uses a catalyst to bring the heat in contact with the feedstock material. If more than one catalyst is used the greater the heat contact is made with the surface of the feedstock material and the efficiency is thereby increased. Another method is break down the feedstock material into the small pieces or to grind the feedstock into powder where the feedstock material will react instantly. This technology is called Fast Pyrolysis. No matter how the contact surface of the feedstock material is increased, the heat will always be applied from the surface to the interior of the feedstock material. When heat makes contact with the surface of the feedstock material, it will form a hard shell preventing the heat from penetrating to the interior of the feedstock material resulting in incomplete de-composition of the organic compounds.

Gasification Technologies:

The difference between gasification and pyrolysis processes is the operating temperature and the by-product produced. Gasification operates at higher temperature greater than 600oC. Above this temperature, hydrocarbons will only decompose to fuel gas. Gasification is suitable for converting large amounts of organic waste to fuel gas which is then connected to a gas turbine to generate electricity. Normally the scale of a plant incorporating this technology has the capacity to process 350 tons per day of MSW. Gasification provides a more efficient method of processing MSW compared than existing incinerators and coal fired power plants. It also offers an alternative to incinerators. This process is called “Waste-To-Electricity”.

QES Technologies:

The QES System is a proprietary system which combines the Steam Direct-Heat Pyrolysis and Indirect-Heat Pyrolysis technologies and further incorporates a unique two stage pyrolysis and gasification process into one system.

In pyrolysis mode:

We believe that QES System offers a more efficient system than other indirect pyrolysis systems. Further, the QES System has developed a standard system for waste management and production of quality carbon black.

In gasification mode:

QES can also operate as a gasification system whereby the system operates at a higher temperature turning all of feedstock into syngas, a form of synthetic gas consisting of various amounts of carbon monoxide, carbon dioxide and hydrogen. To accomplish this, modification of the GASTEC unit, a fuel gas cleaning system and multi-stage condenser and includes a gas cleaner to remove hydrochloric acid, hydrogen sulfide, dust, NHx, and mercury; is required so that it can process a higher volume of gas. When the QES System is used as a gasification system for processing MSW, we recommend that the scale of MSW processed should be in excess of 350 tons per day to be economical. The syngas produced will then be connected to a gas turbine and used as fuel to create electricity.

QES two stage process technology for the purpose of treating the broadest types of waste:

Traditional pyrolysis technology is a one stage process. It is designed and engineered to handle only one kind of uniform organic material during the same process. Also, the thermal conditions will vary based on what type of feedstock material is used; otherwise the feedstock material cannot be decomposed properly. The carbon residue will contain an organic composition. These byproducts are not marketable. As a result, most pyrolysis systems can only process one type of feed stock material. Mixed or varied feedstock materials cannot be processed. For application in the waste management field where there are a variety of waste materials in an unpredictable composition, a one stage process cannot be accommodated. The QES System can process mixed feedstock material based on its two stage pyrolysis technology.

The first stage acts as a pyrolysis mode. It converts most of the organic composition to fuel oil at the critical cracking stage. To obtain the greatest amount of fuel oil is the most important function in this stage. The second stage simulates gasification, deep pyrolysis, carbon activated, and fuel gas synthesis system. The purpose of the second stage is to decompose the residue of organic compounds remaining after completion of the pyrolysis mode and convert it to fuel gas.

Energy efficiency by Steam with indirect thermal pyrolysis technologies:

As mentioned above, traditional pyrolysis technology uses the application of indirect heat to a thermal reaction chamber. Because the thermal conductive surface is small, significantly more time and energy is required to decompose the organic compounds resulting in low efficiency. Another problem is created when heat is applied to the surface of the feedstock material. When heat contacts the surface of the feedstock material, it forms a crust which restricts penetration of the heat to the interior of the feedstock material, resulting in an incomplete decomposition of the organic compounds. The carbon residue will also contain remnants of the organic compounds and becomes a secondary waste.

To solve this problem, the QES System uses steam as the main heat source to directly heat the material. Steam is used to penetrate the feedstock material into the interior in order to decompose the organic compounds. To generate the steam heat source requires more energy however the QES System uses a energy recovery technology to generate the steam required by using the fuel gas generated from the pyrolysis process which creates an indirect heating chamber by the use of the same waste heat source. The reaction chamber is supported by steam and indirect heat at the same time. This process increases the efficiency of energy use. When the pyrolysis system commences to generate fuel gas, enough fuel gas is produced to support the heat source for the system without the need for any external energy source. This creates significant energy cost savings which are not available in competitive systems.

Quality of by-products:

As mentioned above, the traditional pyrolysis system cannot completely decompose organic compounds leaving carbon residue which is flammable. As a result these by-products cannot be sold on the market. It is one of the biggest problems in a tire pyrolysis plant. The QES System with thermal indirect heat technology overcomes this problem with steam penetration. Further, the gasification phase of the QES system eliminates the remaining carbon residue left after the pyrolysis phase by converting it into fuel gas enabling complete decomposition of the feedstock. Further, a higher volume of fuel gas is able to be generated through the reaction of steam with the carbon. The quality of carbon residue can be adjusted by the QES System to produce a variety of carbon by-products ranging from high quality carbon black N220 to activated carbon.

System Safety

There are two conditions necessary in a pyrolysis system. The first is a vacuum condition. During this phase, the organic compounds will decompose to fuel oil and fuel gas. This fuel gas is rich in hydrogen. It is dangerous if contact is made with air and is the major reason why explosions can occur at most pyrolysis plants. The second condition is a high pressure phase. The higher the pressure, the higher the conversion rate, however, the high pressure creates instability in the system and can be explosive.

In an Indirect Heat pyrolysis system, carbon dust is mixed with oil (called “tar”) vapors. These tar vapors while passing through the pipe to the condenser, stick to the pipe as tar. The tar may eventually plug the pipe and since tar contains sulfur it can corrode the pipe creating leaks causing the explosive fuel gas to leak. This is the most common reason for explosions in traditional pyrolysis systems plants. To prevent such events, the QES System uses steam as protection. The steam reacts with the carbon dust to generate more fuel gas and reduces the tar produced. Also, the steam cleans the pipes to prevent corrosion and forms a protective shell to protect the fuel gas from making contact with the air even if it is leaking. The steam provides protection by preventing the fuel from igniting.

QES SYSTEM APPLICATIONS: QES System application for waste tire treatment:

Waste tires are a dominant market for the pyrolysis system. The QES System can produce marketable high quality byproducts from waste tire treatment. These included a high quality carbon black as well as fuel oil.

The QES System for waste tire treatment plant will require additional equipment as suggested in the following flow chart:

The expected percentage rate of the by-products generated is as follows:

  Steel wire : 8~12% depend on the type of tires

  Fuel Oil: 40% ~ 50%, depending on the flash point
  Low quality Carbon black: 5% ~10%
  High quality carbon black: 20% ~ 35%

The additional equipment required is as follows:

1) Weigh Bridge
2) Breaker and cutting system with steel wire separator
3) Belt Conveyor
4) Loading machine
5) Unloading machine
6) Dryer and magnetic separator
7) Grinder with cyclone selector and bag filter
8) Central Bag filter
9) Waste water treatment system
10) Oil storage tank with oil filter
11) Central control and monitor system

QES application of waste plastic:

Plastic is a rich hydrocarbon product, the only concern is that it may contain Polyvinyl Chloride (“PVC”). Waste plastic material containing PVCs are traditionaly treated by steam pyrolysis in the chemical industry.

The QES System uses a similar method to process waste plastic containing PVCs. During the pyrolysis process the PVCs produce a large amount of Hydrolchloric acid (“HCl)”. It is recommended that PVCs not be processed alone, but rather that PVCs be blended with other waste materials such as used tires because PVCs contain large amounts of chlorine. To remove the chlorine content, the QES System adds a catalyst to prevent the fuel oil combining with the chlorine. In the processing of plastics, the only significant by-product is fuel oil with less than 2% of carbon produced, depending on plastic type. The yield rate of fuel oil is about 30% ~ 70% depending on the plastic type.

The following is a flow chart for the processing of plastic waste.

The following additional equipment is required:

1) Weigh Bridge
2) Cutting machine
3) Belt Conveyor
4) Loading machine
5) Unloading machine
6) Central Bag filter
7) Waste water treatment system
8) Oil storage tank with oil filter
9) Central control and monitor system

QES application on the MSW waste:

MSW is a major problem however it can also be an energy source. Currently, most MSW is land filled or sent to an incinerator for burning. Both the landfill and incinerator solutions cause significant environmental problems such as air and land pollution. Significant amounts of toxic materials are buried under ground including the waste generated from an incinerator.

MSW is a mixed waste containing various composites to be treated and as a result is not suitable for traditional pyrolysis technologies. The only alternative method is to gasify the MSW waste. The QES System offers this method for processing MSW by incorporating pyrolysis technology with gasification in its two stage process.

The QES System, unlike a gasification system does not only convert hydrocarbons to fuel gas solely. The first priority of the QES System is to produce fuel oil, then fuel gas. The QES System can also be used as gasification system by adjusting the processing temperature for Waste to Electricity Processes. However this process is not a cost effective use of the QES System as the cost of generating fuel oil for the gas turbine to generate electricity is in excess of the cost of the QES System itself. Further, the electricity may not be a readily marketable product as it must connect with a transmission network and is also subject to various regulatory approvals.

The following is a flow chart for processing MSW waste.

The following additional equipment is required:

1)	Weigh Bridge
2)	Cutting machine
3)	Belt Conveyor
4)	Loading machine
5)	Unloading machine
6)	Dryer and Separator system
7)	Central gas cleaning system
8)	Waste water treatment system
9)	Oil storage tank with oil filter
10)	Central control and monitor system

QES application for hospital waste:

The term hospital waste covers a wide spectrum and is hazardous in that it has the potential to cause the spread of disease. The highest priority for the remediation of hospital waste is to eliminate the potential of infectious disease. The best method to treat, purify and destroy the bacteria contained in the hospital waste is with the use of high temperatures. Currently, the method used by most countries for treatment of hospital waste is by incineration. However, a significant drawback to incineration is the production of dioxins, a carcinogenic agent. The technology employed by the QES System is called “heat disintegration method”.

During the handling of hospital waste, the concern for the safety of the operator is paramount. Preventing operators from coming into direct contact with any pathogens and the contamination of the environment by the hospital waste is a principal concern. Therefore it is important that an enclosed environment be maintained for hospital waste during transport and handling.

The QES System application for hospital waste can process the following materials:

  General business waste
  Compound containing silver from silver recovery
  Used X-ray film
  Non-contagious waste after sterilization
  PET film (D-2201)
  Film fiber containing acetic acid (D-2202)
  Organic waste
  Mixed film (D-2299)
  Plastic, glass, paper, metal etc.
  Resource recycling products

The following items cannot be handled by the QES System, and need to be properly and separately treated:

  Liquid chemicals, saline etc.
  Spent film developer
  Waste that is radioactive or containing radioactive ingredients
  Liquid waste or sewage

The QES System for Hospital Waste Treatment illustrated below is based on no required sorting and assumes all hospital waste is sealed prior to treatment. The flow chart illustrated herein is based on the standard Regulations and needs to be reviewed in every jurisdiction so as to ensure the system meets the regulatory requirements prevailing in each country.

Additional equipment required for hospital waste application of the QES System is as follows:

1)	Weigh Bridge
2)	Vertical Conveyor
3)	Loading system with Breaker machine and sterilization function
4)	Unloading machine
5)	Conveyor, and separation system with magnetic separator
6)	Central gas cleaning system
7)	Waste water treatment system
8)	Oil storage tank with oil filter
9)	Central control and monitor system

Pollution control for hospital waste:

When processing hospital waste, the QES System has a three stage process to prevent any possible air pollution by dioxins, or other toxic gases. The first stage is the pyrolytic process to decompose the organic compounds including dioxins to a fuel gas molecule. The second stage is to remove any toxic material such as hydrogen sulfide, hydrochloric acid, mercury, and any metal by the gas cleaning system and subsequently by an activated carbon fiber filter (HEPA). This generates a clean fuel gas similar to liquefied petroleum gas. The third stage is to generate a hot zone as a system heat source by the use of the clean fuel gas at a temperature over 1200 ºC. This will destroy any possible remaining pathogens, dioxins or organic compounds. We believe that incorporating this three stage process makes the QES System environmentally friendly. To guarantee the system meets the regulations and standards of each country, the installation of additional systems such as, wastewater treatment system and a central air pollution control system are recommended.

The central air pollution control system is designed for air cleaning and carbon dust filtering. It can also extract the air in the interior of the plant to form a negative pressure so as to eliminate the possibility of air leaks. It also absorbs the vapor and carbon dust to prevent them from being emitted into the atmosphere. The system also has a sterilization system to kill microbes in the plant. The water treatment system is designed to re-treat the waste water to meet the standard draining regulations. The QES System is designed to recycle a substantial amount of water so as to reduce the waste water discharge. The amount of waste water generated depends on the chlorine content.

QES application for gasification:

Traditional incinerator plants have been the standard solution to generate electricity. They convert heat to steam, and then use the steam to push a steam turbine to generate electrical power. However, as mentioned earlier, traditional incinerators cause major pollution problems, such as emission of dioxins, air pollution, fly-ash, bottom ash pollution, and CO2 emissions. The new generation of Waste-To-Electricity uses gasification technologies and is designed to replace the incinerator.

When the QES System is used as a gasification system for processing MSW, we recommend that the scale of MSW processed should be in excess of 350 tons per day to be economical. QES can operate as a gasification system whereby the system operates at a higher temperature turning all of feedstock into syngas, a form of synthetic gas consisting of various amounts of carbon monoxide, carbon dioxide and hydrogen. To accomplish this, modification of the GASTEC unit, a fuel gas cleaning system and multi-stage condenser and includes a gas cleaner to remove hydrochloric acid, hydrogen sulfide, dust, NHx, and mercury; is required so that it can process a higher volume of gas. The syngas produced will then be connected to a gas turbine and used as fuel to create electricity.

The benefits of a gas turbine are:

  Lower CO2 emissions than an incinerator with higher power generator capabilities
  Free of Dioxins
  Residue of carbon residue can be re-used.

Markets

Joint Ventures

It is our intention to market the QES System through joint ventures with qualified interests in establishing joint ventures and establishing waste conversion operations.

Renewable Energy Capital LLC

We are currently in ongoing negotiations to enter into a joint venture with Renewable Energy Capital LLC, a company involved in solar energy installations and an undisclosed supplier of tires, to establish a Waste Tire Conversion Plant. No assurance can be provided that the joint venture will be completed on terms acceptable to our company or will be completed at all.

Canda Green Industry Inc.

On December 14, 2009, we signed a Memorandum of Understanding (“MOU”) to enter into a joint venture agreement with Canda Green Industry Inc. ("Canda"), a Chinese real estate development company that has been appointed to develop a large high technology park in the Dalian-Jinzhou District of Liaoning Province to service ecological and environmental industries. The purpose of the proposed joint venture is to establish a plant in China for the assembly of the QES System which will be utilized to process primarily MSW and used tires in the scientific park and elsewhere in China.

Canda is a Chinese real estate development company and is also principals of the Jinda Group involved in industries ranging from real estate development, manufacturing of wood products, electronics, restaurant and hotel operations to sand blasting etc.

We are further negotiating with Canda to determine what documentation and projections are required so that Canda can finalize financing for the joint venture's proposed assembly of MSW and waste tire conversion plant in China. We are currently preparing a MOU to cover these proposed arrangements. No assurance can be provided that the joint venture will be completed on terms acceptable to our company or will be completed at all.

Bio Earth Inc.

On December 30, 2009, we entered into a Letter of Intent with Bio Earth Inc. ("Bio Earth") to jointly market quality carbon black produced by our joint venture operations in Malaysia and Indonesia. In particular, Bio Earth has a relationship with the Government of Bangladesh which is one of the prospective purchasers. Bio Earth also has end user customers for carbon black in Australia and other countries in South East Asia. The Letter of Intent calls for the purchasing of all of the carbon black produced from the processing of palm husks from our joint venture operations in Malaysia and Indonesia.

The Letter of Intent further provides for an equal division of profits from the joint marketing efforts equal to the difference of the purchase price paid for the carbon black and the selling price to end users of the product in South East Asia.

Representatives of Bio Earth have recently met with government officials of Bangladesh to finalize arrangements for financing for their environmental water and soil remediation programs for cleaning up sludge deposited in their major rivers and all forms of land based wastes, which are a major pollutant and environmental hazard for Bangladesh. BioEarth has incorporated into its cleanup program the use of the QES System technology for the processing of the sludge and land based wastes.

Once the sludge has been retrieved from the rivers through BioEarth's use of barges and sludge retrieval equipment; the processing of the sludge by our QES Systems will convert the sludge and/or land based wastes into marketable by products and/or alternatively a source for the generation of power with the use of our gasification technology.

Geetas Infra

On October 28, 2009, Energy Systems entered into an agreement with Geetas Infra (“GI”), a wholly owned subsidiary of CMR Power Projects Pvt. Ltd. of India, establishing a strategic partnership to market the QES System throughout India. The term of the agreement is 40 years.

Geetas Infra is located in India and is a major supplier of 'clean electrical power’ as well as the developer of ‘alternate energy centers’ throughout the region.

GI and Energy Systems agree to incorporate a joint venture corporation (the “Joint Venture Corporation”), which corporation shall have an authorized share capital of 50,000 common shares or such number of shares as the parties may agree upon. The resulting interest of each party in the Joint Venture Corporation shall be as follows:

GI	51% of issued common shares
Energy Systems	49% of issued common shares

The Joint Venture Corporation will be organized for the purpose of commercializing the QES System and technology described under the trade name the QES2000 System, distributing or joint venturing the QES System with or to third parties and establishing an assembly plant for the assembling of the QES System in India, and for the purpose of engaging in all activities and transactions that are necessary in furtherance of that purpose with the ultimate exit strategy of developing and commercializing the technology. The Joint Venture Corporation shall not engage in any other activity except as set forth above. The parties agree that the Joint Venture Corporation shall have the exclusive distribution rights for India subject to various terms and conditions.

No assurance can be provided that the joint venture will be completed on terms acceptable to our company or will be completed at all.

Avani Corporation, Zhunger Capital Partners Inc.

On October 28, 2009, Energy Systems entered into an agreement with Avani Corporation SDN BHD (“Avani”) of Malaysia, and Zhunger Capital Partners Inc. (“Zhunger”) of Taiwan, to exclusively market the QES System conversion system in Korea, Cambodia, Thailand, Malaysia, Indonesia, Saudi Arabia and Egypt (the “Avani/Zhunger Territories”). The agreement also provides that Avani and Zhunger may establish joint ventures with third parties for the establishment of an assembly facility and/or manufacturing plant in the Avani/ Zhunger Territories. Avani and Zhunger will also be granted rights to locate and appoint key distributors and agents.

Energy Systems shall grant Avani and Zhunger the right to locate and appoint key distributors and agents, wherein this will also include the granting of a right to the distributors and agents to, use and demonstrate the QES System, when one is manufactured for the Avani/Zhunger Territories, advertise, market, sell and otherwise distribute the QES System in the Avani/Zhunger Territories to customers who are end users and/or joint venture partners, advertise, market, sell, and otherwise distribute the QES System in the Avani/Zhunger Territories to sub-distributors or sub-agents for further distribution to end users and/or joint venture partners, screen and select a funding group to joint venture in the establishment of an assembly facility and/or manufacturing plant in the Avani/Zhunger Territories for the QES System. The agreement is effective October 30, 2009 for a term of 20 years.

The Joint Venture with Avani would involve the building of several plants to process palm husks in Malaysia and Indonesia. Currently each palm oil plant operating in Malaysia and Indonesia, after extraction of the palm oil, generates between 300 to 1,000 tons of palm husk remnants per day creating a major disposal problem for each palm oil plant. We offer an environmentally friendly solution for dealing with the palm husks by creating marketable by products such as N220 grade carbon black, using the QES System.

US Waste Tire Plant Operations

We are in the final stages of completing a long term supply agreement for waste tires for our proposed waste tire plant in the US. Negotiations are expected to be concluded with a 20 year fixed supply agreement. The supply of waste tires will facilitate operations in Joint Ventures established to construct plants for waste tire conversion to carbon black and diesel fuel.

The component parts of the QES System will be outsourced and assembled by our technical team. We intend to build plants to process used tires either through a joint venture or solely owned and operated plants. Currently we are negotiating a joint venture initiative with a prospective partner with an extensive financial background with access to financing as well as waste tires. A plant is tentatively planned to be built in Partrich Alabama.

No assurance can be provided that the joint venture will be completed on terms acceptable to our company or will be completed at all.

Markets – By Products

Market for Used Tire Conversion to Marketable By Products

In the U.S. the federal Environmental Protection Agency reports that 290 million waste tires are generated each year and an estimated 2 Billion waste tires have accumulated in stockpiles or uncontrolled tire dumps across the country. A variety of pests, including mosquitoes capable of carrying West Nile virus, breed and live in old tires, Tires also take up much-needed landfill space and create a blight on the urban landscape as well as resulting in a large amount of black solid refuse which contaminates the soil and ground water.

Waste tires are a dominant market for the pyrolysis system. The major problem in this market is the quality of the byproducts produced. As mentioned before, the traditional indirect-heat pyrolysis systems cannot completely process waste tires resulting in a carbon black residue containing a significant quantity of organic compounds and is also highly flammable. There is no market for this carbon black. A second problem is the quality of fuel oil produced which contains a significant amount of tar and sulfur. The resulting oil product is not easily marketable. The QES System overcomes these difficulties producing marketable high quality by-products to meet the demand of industry.

Market for Carbon Black and Fuel Oil

We anticipate that China and India will account for the largest increases in carbon black and fuel oil demand due to the expanding automobile industry and highway transportation infrastructure resulting in an increased demand for tires, rubber, industrial rubber goods and fuel oil.

The QES System is capable of producing several grades of carbon black through the processing of various feedstock materials. We believe that we can compete favorably by the use of waste materials as feedstock which account for less than 5% of the cost of the selling price of the by products as opposed to a 50% cost compared to those using “old furnace black technology” where the feedstock materials are petroleum based and are subject to the changing market prices of petroleum and natural gas.

Fuel oil is similar to diesel fuel and heating oil which trades on the world commodity markets such as NYMEX. The demand for fuel oil is generated for use as a fuel for diesel engines and for use as a heating fuel to fire commercial furnaces such as required for the leather or die industries or any furnace where heat is to be generated such as home heating. Fuel oil can be blended with conventional diesel for transportation purposes or used directly in diesel powered generators for the production of electricity.

Electronic Waste By-Products

Electronic waste is currently one of the biggest problems for the environment in the world. The problems result mostly because electronic waste contains toxic materials such as resin, polychlorinated Dibenzo-p-Dioxin, heavy metal, etc. As a result electronic waste is not suitable for burning by an incinerator. Currently, the most popular method of treating electronic waste is to deposit it at a landfill.

QES provides a new solution. The QES System can convert the plastic, resin, and destroy the dioxin structure to convert it into a marketable fuel. After processing of electronic waste, valuable by-products such as precious metals and silicon can easily be recovered and refined.

It is estimated that one ton of used mobile phones, or approximately 6,000 handsets contain approximately 3.5 kilograms of silver, 340 grams of gold, 140 grams of palladium, and 130 kilograms of copper. The average mobile phone battery contains another 3.5 grams of copper. These commodities are also traded on markets such as NYMEX and can be a source of significant revenues.

Marketing Strategy

Our marketing strategy currently implemented throughout China Hong Kong and Macau is through joint efforts with our distributor Fanta International Enterprises (Canada) Inc (“Fanta”). Fanta is an exclusive distributor in these territories. Our exclusive distributor in North America is Ecobiosol Energy Inc. (“EEI”). Both Fanta and EEI are subject to performance quotas. We have marketed the QES System in the Caribbean and have entered into a sales agreement with Imex

International Corp. (“Imex”) for Imex to purchase one Utility Unit subject to various terms. The agreement with Imex does not provide any exclusive distribution or operation rights and Imex is not subject to any performance quotas.

Distribution Agreement – China, Hong Kong, Macau

On July 20, 2009, Energy Systems entered into an agreement (the “Fanta Agreement”) with Fanta International Enterprises (Canada) Inc. (“Fanta”) wherein Fanta was appointed as exclusive distributor of the QES System in China, Hong Kong and Macau (the “Fanta Territory”), for a term of 2 years which such term could be extended for an additional 2 year term, provided that Fanta achieves its minimum purchase requirements of one QES System in year 1, three QES Systems in year 2 and ten QES Systems in years 3 and year 4. Thereafter any renewal terms would be subject to mutually acceptable terms, provided however if the parties fail to agree on terms of any renewal, then Energy Systems shall have right to determine the conditions of any subsequent renewal. Provided however, nothing contained herein shall prohibit or restrict Energy Systems or its affiliated companies to be incorporated in Taiwan, or its affiliated companies from establishing their own or joint venturing with third parties a total maximum of ten QES Systems for use in plants in the Fanta Territory.

The Fanta Agreement provides that Fanta can appoint a network of sub-distributors in the Fanta Territory to assist Fanta in the sales and servicing required of the QES Systems in the Fanta Territory. The Fanta Agreement further provides Fanta shall establish a full service distribution and parts center, service maintenance team, sales team to support the sales of QES System in the Fanta Territory and to jointly promote the marketing of the QES System with Energy Systems.

On November 9, 2009, we entered into a development and marketing agreement (“Fanta Marketing Agreement”) with Fanta for the purchase of one QES2000 utility unit (“Utility Unit”) for the purchase price of $ 420,000. Included in this total is a $ 360,000 marketing expense of which was credited to Fanta to assist Fanta in setting up distribution networks and marketing of the QES System in China. The Utility Unit will encompass all applications of the QES System. The Utility Unit is smaller in scale, mobile and will have a lower processing rate compared to the full size QES System. The Utility Unit operates on a batch system and can process 50kg per hour of waste. It has a manual loading and unloading system. With additional equipment installed, the Utility Unit can operate as a continuous system that can process 200kg per hour.

On December 17, 2009, the Utility Unit was completed. The Utility Unit is currently undergoing independent testing by SGS Group, a company specializing in inspection, verification, testing and certification. It is anticipated that testing will be completed May 2010. The Utility Unit is currently available for demonstration purposes at the Dalian - Jinzhou High Technology Park. The demonstration of the Utility Unit will be shown to prospective customers of Fanta and senior government officials, and joint venture partners. Our prospective joint venture partner Canda will be co-hosting the demonstration in its facilities in the Jinzhou High Technology Park.

Initially, the Utility Unit will be used for demonstration purposes to confirm the technical and commercial viability of the technology to interested buyers desiring verification of the technology. As per the Fanta Agreement, we will be granted rights to demonstrate the Utility Unit to prospective buyers upon delivery of the Utility Unit to Fanta’s premises.

Distribution Agreement – North America

On July 17, 2009 Energy Systems entered into an agreement (the “Ecobiosol Agreement”) with Ecobiosol Energy Inc. (“EEI”), a Nevada corporation, wherein EEI was appointed as exclusive distributor of the QES Systems in North America (the “Ecobiosol Territory”), provided however, Energy Systems, or its affiliated companies shall be entitled to establish their own or joint venture with third parties up to 10 QES Systems of use in plants in the Ecobiosol Territory. The term of the Ecobiosol Agreement is for 10 years which term could be extended for additional 5 year terms unless written notice of termination is delivered by either party no less than 30 days prior to the expiration of the then current term. The Ecobiosol Agreement requires that EEI purchase a minimum of two QES Systems in year 1 and thereafter a minimum of ten QES Systems in each year during the then current term.

The Ecobiosol Agreement also provides EEI and its affiliates, the right at EEI’s option to become an operator of certain QES Systems used in plants, on the condition that should EEI or any of its affiliates elect to become an operator of one or more QES Systems in plants, a royalty of 5% shall be paid to Energy Systems on all gross revenues exceeding

$1,000,000 generated from each System used in plants operated by EEI.

The Agreement further provides that EEI shall provide a full service distribution center, service maintenance team, sales team and finance department to support credit terms for purchases or leasing of the QES System in the Ecobiosol Territory and to jointly promote the marketing of the System with Energy Systems.

Further, we have entered into an agreement dated the 17th of July 2009 with Energy Systems and EEI wherein EEI agreed to subscribe to a private placement of our shares on the terms presented below, which private placement has not yet been finalized.

1.	Upon the first closing date, the purchase of 715,000 shares at a purchase price of $0.35 per share for an aggregate purchase price of $250,250.
2.	Upon the second closing date, the purchase of 715,000 shares at a purchase price of $0.35per share for an aggregate purchase price of $250,250.
3.	Upon the first third closing date, the purchase of 500,000 shares at a purchase price of $0.50 per share for an aggregate purchase price of $250,000.
4.	Upon the forth closing date, the purchase of 500,000 shares at a purchase price of $0.50 per share for an aggregate purchase price of $250,000.

Sales Agreement – Jamaica, West Indies

On February 15, 2010, we entered into a sales agreement with Imex International Corp. (“Imex”), a Nevada Corporation for Imex to purchase one Utility Unity at a cost of approximately $450,000 subject to verification of the technical and commercial viability of the Utility Unit currently available for demonstration in China as mentioned above. The agreement was an arms length transaction. Imex intends on developing waste conversion and disposal centers in Jamaica, West Indies, utilizing waste tires for conversion to fuel oil and carbon black and to also provide a safe method of disposing of organic waste materials.

The purchase of the Utility Unit is subject to us providing a report from an independent party, being SGS Group, (the “Report”) that verifies that the Utility Unit properly meets the claims that we have made; that is, that the Utility Unit functions as a pyrolysis system technology for energy conversion waste disposal method with an efficient method of converting waste organic materials into marketable energy products or by-products or an efficient method of disposing of waste organic materials in a safe, non polluting, non toxic method compatible with environmental standards (the “Functional Claim”).

We must provide the Report to Imex within five business days of receipt by us of the Report, which we expect to receive in May 2010. Upon receipt of the Report, Imex shall have five business days in which to review the Report and provide written confirmation to us as to whether Imex wishes to proceed with the acquisition of the Utility Unit. Imex may at its sole discretion, cancel the agreement in the event that the Report does not fully support the Functional Claim. Imex is not subject to any performance quotas and does not have exclusive rights to distribute or operate in Jamaica, West Indies.

Distribution Methods and Installation

In larger and emerging markets, our business model is such that we intend to sell the QES System to a joint venture (to which we are one of the principals) which will then market the QES Systems in that region or develop its own plants. This will allow us to maintain ongoing revenues.

In third world countries, we intend to sell the QES System to distributors and rely on the distributors to penetrate the market. Also in many cases funding for projects in these countries need to be orchestrated through the World Bank and as such require local government participation.

We sub-contract construction of the QES System components and such components are assembled on premises currently being rented on a per use basis. We currently do not have an assembly facility and may establish a facility in China pending funding. We have engaged the inventor of the QES System to source necessary components and assembly of the QES System.

New Products

We are not developing nor do we intend to distribute any other products in the foreseeable future.

Competition

Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we have. Competitors have and may adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than we do. Increased competition may result in reduced operating margins and loss of market share.

We believe that the principal competitive factors in our market are:

(a)	Quality of by products
(b)	Emission standards
(c)	Capital cost of plant

We believe that the QES System addresses these factors by offering quality by products, emitting negligible emissions meeting the regulatory requirements in Europe and the US. We offer the QES System at a significantly lower capital cost.

We believe that we can compete favorably on these factors. However, we will have no control over how successful our competitors are in addressing these factors.

Availability of Raw Materials Joint Venture Plant Operations

We are in the final stages of completing a long term supply agreement for waste tires for our proposed waste tire plant in the US. Negotiations are expected to be concluded with a 20 year fixed supply agreement. The supply of waste tires will facilitate operations in Joint Ventures established to construct plants for waste tire conversion to carbon black and fuel oil. The proposed supplier has advised that the Supplier has access of up to 1,200 Tons of waste tires per day in the South Eastern part of the US which will be available for future expansion of the existing plant or the construction of new plants. They have also indicated that we may acquire access up to 5,000 Tons per day of crumb rubber.

Each of the proposed future plants will be able to process a minimum of 150 Tons per day of waste tires. The securing of the long term supply of waste tires or crumb rubber is fundamental for our long range development as well as securing of financing for the construction of the plants.

The component parts of the QES System will be outsourced and assembled by our technical team. We intend to build plants to process used tires either through a joint venture or solely owned and operated plants. We are currently negotiating a joint venture initiative with a prospective partner with an extensive financial background with access to financing to fund the proposed waste tire plant. The location of the plant is tentatively planned to be built in Partrich, Alabama. As of to date, we have not finalized any agreements to secure financing for the proposed waste tire plant. No assurance can be provided that the joint venture or the financing will be completed.

QES System Construction

The only significant raw material required for construction of the QES System is steel and it is readily available. Currently we intend to use steel manufactured in China as it is competitively priced and is readily available.

Inventory

We do not carry inventory. It is our intention to commence procurement of necessary components of the QES System when we receive financial commitments from interested parties.

We cannot estimate at this time the frequency of our placement of orders as we have not established trends or possible seasonal aspects which may affect our sub distributor’s business and the resultant increase or lag in number of orders placed with us.

Orders and Payment

Payment terms will vary and payments are made by wire transfer, bank draft, or money order.

Delivery

Delivery terms are subject to negotiations and are unique in each transaction.

Returns and Refunds

Our warranty policy states that the QES System will be free from material defects in materials and workmanship. The foregoing warranty is subject to the proper installation, operation and maintenance of the QES System in accordance to the QES System operating manual. Warranty claims must be made by the customer in writing within 15 days of the manifestation of a problem. Our sole obligation under the foregoing warranty is, at our option, to repair, replace or correct any such defect that was present at the time of delivery, or to remove the QES System and to refund 50% of the purchase price to customer.

The warranty period begins on the date the QES System is delivered and continues for Twelve (12) months.

Any repairs under this warranty must be conducted by our authorized service representative.

Excluded from the warranty are problems due to accidents, misuse, misapplication, storage damage, negligence, or modification to the QES System or its components.

Patents, Trademarks and Labor Contracts

Patents

Our QES System and related technologies are patented in Taiwan under Patent No 285138, with pending patents No. 2006 10066751.9 and No. 2006 10072434.8 in the Peoples Republic of China and pending US patents No. 2007/0231073A1 and No. 2007/0231224A1.

Patent application number 11/727,803 filed with the United States Patent Trademark Office for a reaction furnace utilizing high temperature steam and a re-circulated heat source to crack dioxin and organic substances contained in waste, being the basis of the our proprietary technology, has been granted by the United States Patent and Trademark Office effective the 15th day of December 2009 under patent number 7,632,471.

Trademarks

We do not have any trademarks on our trade name or logo.

Labor Contracts

We have a labor contract with the inventor of the Acquired Technologies for construction of QES Systems. The component parts of the QES System will be outsourced and assembled by the inventor and technical team.

We do not have contracts with our officers and directors and advisory board.

Government Regulation

We are subject to regulations from various federal, state and municipal authorities, each having different environment regulations to deal with waste and emissions. The following are some of the regulatory authorities throughout the world.

In the USA hazard wastes are regulated by the Environmental Protection Agency (“EPA”) through the Resource Conservation and Recovery Act (“RCRA”) which requires that hazard wastes be tracked from the time that they are generated until their final disposition. Further with the enactment of the Comprehensive Environmental Response, Compensation and Liability Act in 1980, a super fund was created for the clean-up and remediation of closed and abandoned hazardous waste sites. A facility that treats, stores or disposes of hazardous waste must obtain a permit under the RCRA. Individual states may regulate particular wastes more stringently than that mandated by the EPA because the EPA is authorized to delegate primary rulemaking to individual States and most states have implemented such regulations.

The federal government also mandates the requirements for hazardous waste landfill sites together with state and local governmental agencies which may have criteria of their own and which in some cases may be more stringent than the federal regulations.

Worldwide the United Nations Environmental Program (“UNEP”) estimated that more than 400 million tons of hazardous waste is produced annually.

In the United Kingdom the Department for Environment Food and Rural Affairs is the agency responsible for policy and regulations on the environment which includes air quality, waste operations and local authority environmental regulation. In Europe the European Commission is the regulator authority responsible issuing directives for the regulation of hazardous waste.

The EPA is also the regulatory authority governing vehicle emissions and emissions from large Municipal Waste Combusters (“MWC”) (greater than 250 tons per day), small MSWs (less than 150 Tons per day) (MWCs are incinerators which burn household, commercial/retail and or institutional waste), Hazardous Waste Combusters (‘HWC”) and Medical Waste Incinerators. State or federal MWC plans also include source and emission inventories, emission limits, testing, monitoring and reporting requirements or site specific compliance schedules including increments of progress.

The Asian countries also have their own emission and waste treatment regulatory bodies, most of which conform either to the EU or EPA standards.

As worldwide emissions levels have increased dramatically, a greater understanding of the impacts of these emissions have resulted in increased regulation and new development practices have been implemented to reduce emissions in countries worldwide. All of the above are the regulatory environment in which our technology and the proposed applications of the technology are applicable.

Research and Development

At this time, we have one demonstration Utility Unit which is being evaluated for its technical and commercial viability to interested buyers desiring verification of the technology.

We intend to establish a research and development facility in each assembly plant with the intention of maintaining the technological lead in terms of product quality and development of new product applications.

We have incurred $Nil on research and development over the last two years. The inventor has incurred research and development expenses with respect to the QES System over the past two years.

Compliance with Environmental Laws

To our knowledge, we are not subject to any environmental laws which are cause of concern among management.

The QES System is equipped to address environmental issues. It does not burn waste like an incinerator. To deal with complex wastes such as MSW, E-waste, the QES System has two processes to eliminate air pollution. The first process is pyrolysis. It keeps most of the carbon as a by-product thereby reducing the carbon dioxide emissions and incorporates a fuel gas cleaning system in its GASTEC unit The GASTEC unit is a multi-stage condenser and includes a gas cleaner to remove hydrochloric acid, hydrogen sulfide, dust, NHx, and mercury. The second process is a gasification process which operates between 550 and 800C and converts the carbon residue remaining after the pyrolysis process is complete into fuel gas. The product of this two stage process is clean fuel gas which is used as a heat source. In treating Hospital Waste a hot zone will incorporated as a third process whereby the residue remaining is processed in a 1200ºC heating chamber which destroys any possible pathogens or toxic materials that may remain. . The GASTEC unit includes an oil-water separator, oil filter system, and water treatment system. It treats the waste water and recycles the water back into the system. This waste water can be recycled when processing materials that do not contain chlorine such as used tires, or certain plastics except

PVC. If waste materials contain chlorine such as MSW, Hospital Waste, E-waste, PVC, the recycled water must be chemically treated.

To summarize there are two processes to destroy toxic materials such as dioxins. They are steam pyrolysis, including the GASTEC purification system, and a secondary gasification process which converts residual carbon into fuel gas and if dealing with hospital waste a third process which incorporates a 1200ºC heating chamber. With these processes, the QES System eradicates pathogens, dioxins, air contaminants and other pollutants.

Dioxins and air pollution control

Incineration is the most popular system to handle the MSW and hospital waste. The main problem resulting from incineration is air pollution caused by the emission of dioxins and other toxic materials during the incineration process. It is the opinion of management that the QES System is a natural replacement for the incinerator.

Chlorine is the key element to forming dioxins inside the benzene structure. Benzene is produced during organic material decomposition. In the burning process, the organic material is decomposed and oxidized under high temperature. In an ideal case, the material will decompose 100% and be oxidized; otherwise chlorine will replace the hydrogen molecule of Benzene to form dioxins.

The pyrolysis method employed in the QES System prevents chlorine from replacing the hydrogen molecule of Benzene to produce dioxins as a by-product. To achieve this goal, there are two methods. One method is 100% decomposition and oxidization in the burning process. Vapor gas is kept at high temperatures over 600ºC, and enough oxygen is supplied to ensure complete oxidization. Unfortunately this is not easy to achieve under normal operating conditions as the chlorine is always present during the burning process. Most incinerators have a dioxin problem because they cannot completely burn the waste. The second alternative is to remove the chlorine during the decomposition process. The QES pyrolysis system incorporates removal of chlorine in its processes.

There are three methods to prevent the creation of dioxins in the QES System. The first method used by the QES pyrolysis system is to remove chlorine during organic compound decomposition and reforms chlorine into calcium chloride or sodium chloride by catalyst. It also generates enough hydrogen to prevent the benzene from forming dioxins. Only a small amount of chlorine remains to create hydrogen chloride. The second method is to use the gas cleaning system to clean the fuel gas. The gas cleaning system will remove the hydrogen sulfide, hydrogen chloride, and mercury from fuel gas and passes these materials into waste water. The QES System then uses a high efficiency particulate absorbing (“HEPA”) filter technology to remove toxic materials from the fuel gas by an activated carbon filter. After these processes, the fuel gas resembles liquefied petroleum gas. The third method is to burn the fuel gas at a high temperature zone over 1200 ºC. This will destroy any possible missed pathogens or toxic materials.

The QES System may incorporate a central gas cleaning system which is the last step to prevent any possible air pollution. This central gas cleaning system is optional equipment.

The QES System then uses the steam pyrolysis process to decompose waste materials. This process consumes about 20% of recycled fuel gas as a heat source.

Employees

During the year ended November 30, 2009 we had no full-time employees and no part-time employees. We have engaged a number of consultants who provide services to our company.

Principal Business Office & Administrative Branch Office

Our principal business office is located at 6130 Elton Avenue, Las Vegas, NV. Our administrative office for North American investor relations and U.S. regulatory reporting is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history upon which an evaluation of our prospects can be made. For that reason, it would be difficult for a potential investor to judge our prospects for success.

We were organized and commenced operations in June 2007. We have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will have the ability to generate profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems in connection with the methods of product distribution that we implement. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

Our claims of the QES System and the functions of its applications are based on results from internal testing. If we do not obtain desired test results from independent tests of the QES System, our operations would be suspended indefinitely.

Our claims on the functions of the QES 2000 system are based on testing performed by our technical staff. These claims are currently being independently verified, with results expected to be issued by May 2010 to determine the safety and capabilities of the QES 2000 System. If test results do not support our claims, our operations including scheduled demonstrations would be suspended until we remedy problems indicated by independent tests.

To remedy any problems with the QES System as determined by independent testing will require additional working capital for which we may not be able to source on a timely basis and our operations could fail.

We cannot determine at this time whether desired test results from independent testing will be achieved and if problems should arise as indicated by independent test results, we cannot estimate the additional working capital required to remedy these problems nor do we have sufficient working capital to devote to additional expenses associated with construction of the QES System. Our operations would be suspended indefinitely until the necessary funding is secured.

If we do not receive shareholder loans we may be unable to continue meeting our minimum funding requirements.

As of November 30, 2009 we had a negative working capital of $ 172,452. We will require shareholder loans to meet our working capital needs; however, we have no formalized agreements with shareholders guaranteeing that any required funding will be available to us. We may exhaust this source of funding at any time, which would cause us to cease operations.

If we do not receive funding through private placements or shareholder as we may be unable to continue meeting our minimum funding requirements.

We require short term funding in the amount of approximately $725,000 in the next 12 months to fund our operations. Although our shareholders are committed to providing the necessary funding in order to generate revenues they are not obligated to do so. We have no formal agreements with our shareholders. If we do not receive shareholder loans or any other form of funding, our operations would cease indefinitely.

We may not be able to compete effectively against our competitors, which could force us to curtail or cease business operations.

Many of our competitors have significantly greater name recognition, financial resources and larger distribution channels. If we are not able to compete effectively against our competitors, we will be forced to curtail or cease our business operations. We do not have any market share in the industry at this time.

We may face product liability for the product we sell.

We may become liable for any damage caused by our products when used in the manner intended. Any such claim of liability, whether meritorious or not, could be time-consuming and result in costly litigation. We do not carry insurance. Any imposition of liability could severely harm our business.

We are dependent on the services of our President and the loss of his services could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our company President, Mr. Claude Diedrick. We do not have an employment contract with Mr. Diedrick and thus he has no obligation to fulfill his capacities as President for any specified period of time. The loss of the services of Mr. Diedrick will have a material effect on our business in that we would not have the necessary leadership to continue operations.

Our shareholders may not be able to enforce U.S. civil liabilities claims.

Our assets are located outside the United States and all of our director and officers are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. In addition, a shareholder should not assume that the courts in any other country (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

RISKS RELATED TO OUR COMMON STOCK

Trading On The OTC Bulletin Board May Be Volatile And Sporadic, Which Could Depress The Market Price Of Our Common Stock And Make It Difficult For Our Stockholders To Resell Their Shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our Stock Is A Penny Stock. Trading Of Our Stock May Be Restricted By The SEC’s Penny Stock Regulations And FINRA’s Sales Practice Requirements, Which May Limit A Stockholder’s Ability To Buy And Sell Our Stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our stock is substantially controlled by one shareholder for the foreseeable future and as a result, that shareholder will be able to control our overall direction.

Our directors and officers and principal shareholders own 62% of our outstanding shares. As a result, they will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors. Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in our company. See "Principal Stockholders."

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

Overview Cautionary Notice Regarding Forward Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in our next Annual Report on Form 10-K and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The following discussion should be read in conjunction with our financial statements and the related notes as filed on www.sec.gov. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors”.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

OVERVIEW.

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results. Management considers an accounting estimate to be critical if:

  assumptions are required to be made; and
  changes in estimates could have a material effect on our financial statements.

We have determined that the calculation of the fair value of equity securities issued, specifically Series A Preferred Shares for services rendered by our President and also issued to settle debt incurred, meet those criteria of a significant estimate. We issued common and preferred shares in settlement of or debts to an affiliate and designated parties for services rendered and payments made on our behalf. The quantity of common and preferred shares issued was determined based on the closing price of our shares on the date of settlement.

Cash Requirements

Over the next twelve months we intend to use any funds that we may have available to fund our operations.

Not accounting for our working capital deficiency of $172,452 as of November 30, 2009, we require additional funds of approximately $725,000 at a minimum to proceed with our plan of operation over the next twelve months. As we do not have the funds necessary to cover our projected operating expenses for the next twelve month period, we will be required to raise additional funds through the issuance of equity securities, through loans or through debt financing. There can be no assurance that we will be successful in raising the required capital or that actual cash requirements will not exceed our estimates. We intend to fulfill any additional cash requirement through the sale of our equity securities.

Our auditors have issued a going concern opinion for our year ended November 30, 2009. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. As we had cash in the amount of $2,309 and a working capital deficiency in the amount of $172,452 as of November 30, 2009, we do not have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months. We plan to complete debt financings and/or private placement sales of our common stock in order to raise the funds necessary to pursue our plan of operation and to fund our working capital deficit in order to enable us to pay our accounts payable and accrued liabilities. We currently do not have any arrangements in place for the completion of any debt financings or private placement financings and there is no assurance that we will be successful in completing any debt financing or private placement financing.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the twelve months ending November 30, 2010.

Research and Development

We do not intend to allocate any funds to research and development over the twelve months ending November 30, 2010.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

From November 30, 2007 until April 2009, our operations were that of distribution of alternative health products. Upon further market research, it was determined that pursuing the marketing and sale of such product was not as profitable as previously projected. Therefore, all efforts relating to the distribution and marketing were ceased. In April 2009, we commenced operations relating to the sale and distribution of the QES System which convert a variety of waste materials to marketable by-products. It is our intention to market the QES System to parties interested in establishing joint ventures and establishing waste conversion operations and also the sale of QES Systems.

Our expenses are expected to vary and we cannot determine trends in our expenditures given our lack of operating history.

The following is an analysis of our revenues and gross profit, details and analysis of components of expenses, and variances from November 30, 2009 to November 30, 2008.

Year Ended
November 30
	2009	2008
Sales	$ Nil	$ Nil
Cost of Sales	$ Nil	$ Nil
Selling and Administrative	$ 5,168,979	$ 10,529
Expenses
Net Loss from Operations	$ (5,168,979)	$ (10,529)

Revenues

We have not generated any revenues to date. We have constructed one Utility Unit as per our Fanta Marketing Agreement with Fanta for a purchase price of $ 420,000 against which we will allow a $ 360,000 credit for the marketing services to be performed by the distributor. The Utility Unit is completed and currently awaiting independent testing. The Utility Unit will be used for demonstration purposes for prospective buyers and joint venture partners.

Fanta is obligated to fulfill its performance quota for year 1 and has further obligations to purchase an additional three QES Systems in year 2 as per the Fanta Agreement.

Expenses

Our expenses for the fiscal year ended November 30, 2009 and 2008 are as follows:

November 30

	2009	2008

Stock Compensation Expense	$ 2,838,000	$ -
Excess cost to settle debt obligation	1,440,000	-
Consultation Fees	516,900	-
Finders Fee	150,000	-
Professional Fees	84,212	10,397
Investor Relations Expense	50,000	-
Testing expense	47,000
Travel & Entertainment	23,805	-
Bad Debt Expense	7,756	-
Office Expense	4,338	132
Transfer Agent Fees	3,568	-
Website	3,400	-

	$ 5,168,979	$ 10,529
Operating Expenses

For the year ended November 30, 2009, our total operating expenses were $5,168,979 as compared to $10,529 for the year ended November 30, 2008. The increase in operating expenses is primarily due to increases in stock compensation expense, excess cost to settle debt obligation, consulting fees, finders fees and professional fees.

We expect to continue to increase our business activities and we expect our total operating expenses, excluding stock-based compensation, to continue to rise over the coming twelve months.

Stock Compensation Expense

On November 3, 2009, our President was awarded 135,700 shares of common stock valued at $ 38,000 and 400,000 shares of Series A Preferred Stock, valued at approximately $2,800,000 as compensation for services rendered to our company. The 135,700 common shares and 400,000 shares of Series A Preferred Stock were issued to settle compensation to our President.

Excess cost to settle debt obligation

We incurred an additional $ 1,440,000 in excess cost to settle our debt obligations to an affiliate. Common stock (614,280 shares) and Series A Preferred Stock (400,000 shares), with a value of $ 2,990,143 were issued to settle debt due to affiliate totaling $ 152,143.

Consulting and Management Fees

We incurred consulting fees and management fees totaling $ 516,900 of which $ 330,000 relates to our consulting agreement with Magnum Group International (“Magnum”) as discussed below for the period from June 15 through November 30, 2009.

On June 15, 2009, Energy Systems entered into a Consulting Agreement (“Magnum Agreement”) with Magnum whereas Magnum will provide consulting services relating to accounting and corporate governance, assistance in compliance with international and domestic financing, domestic and international taxation, federal and state securities laws, and secondary securities trading, assistance with business acquisitions and dispositions and matters of general and special law. The term of the agreement is for five years with an effective commencement date of June 15, 2009. In consideration of services performed by Magnum, Energy Systems shall pay the monthly fee of $ 60,000 with a 5% increment per year to be settled by the issuance of common shares. On August 31, 2009, Energy Systems entered into an amended agreement with Magnum extending the terms of the Magnum Agreement to 15 years commencing August 31, 2009.

A further $80,900 relates to marketing and promotion costs.

A total of $106,000 was incurred for consulting fees per our consulting agreement with Paradigm Capital Corp (“Paradigm”) and Alpha International Marketing Corp (“Alpha”). The fees for Paradigm and Alpha of $ 318,000 were paid by issuance of 525,000 and 535,000 shares of common stock to the companies at a closing share price of $ 0.32 and $ 0.28 per share, respectively, with the expenses being recognized over the period of the initial contracts, spanning the period from October 23, 2009 to January 31, 2010. We intend on continuing to issue common shares in lieu of cash payment to Paradigm and Alpha.

On October 23, 2009, we entered into a consulting agreement (“Paradigm Agreement”) with Paradigm of Taiwan, for corporate and marketing consulting in Asia. Pursuant to the terms of the agreement Paradigm agreed to provide assistance on corporate structure and specific projects, including and relating to marketing, road show presentations and related matters. The agreement is effective October 23, 2009 and expires January 31, 2010 with an option at our discretion to extend the term until May 31, 2010. On January 27, 2010, the consulting agreement with Paradigm was extended to May 31, 2010.

Consideration for the services of Paradigm is $56,000 per month or a total of $168,000 for the full term until January 31, 2010. The total consideration paid to Paradigm was the issuance of 525,000 restricted common shares at a market price of $0.32 per share upon signing of the agreement. The Paradigm Agreement was extended under the same terms with consideration for services rendered until May 31, 2010 to be $ 168,000. The total consideration was paid by issuance of 5,000,000 restricted common shares at a price of $ 0.033 per share.

On October 28, 2009, we entered into a consulting agreement (“Alpha Agreement”) with Alpha of Chile, for corporate and marketing consulting in Asia, North America, South America and the Caribbean to provide assistance on corporate structure and specific projects, including and relating to marketing, road show presentations and related matters. The agreement is effective October 28, 2009 and expires January 31, 2010 with an option at our discretion to extend the term until May 31, 2010. On January 27, 2010, the consulting agreement with Alpha was extended to May 31, 2010.

Consideration for the services of Alpha is $50,000 per month or a total of $150,000 for the full term until January 31, 2010. The total consideration to Alpha was the issuance of 535,000 common shares at a market price of $0.28 per share upon signing of the agreement. The Alpha Agreement was extended under the same terms with consideration for services rendered until May 31, 2010 to b $ 150,000. The total consideration was paid by issuance of 4,545,000 restricted common shares at a price of $ 0.033 per share.

Finders Fee

We incurred $150,000 in finders’ fees pursuant to our Finders Fee Agreement with Magnum dated January 5, 2009 and as amended on August 31, 2009. The finders’ fee relates to technology acquired under the Technology Purchase Agreement signed with Quadra Marketing.

On April 30, 2009, we entered into an addendum to the Finders Fee Agreement with Magnum dated January 5, 2009. The addendum states that Magnum had sourced the Acquired Technologies initially to Quadra Marketing on April 1, 2009 and subsequently to Energy Systems under the terms of the Technology Purchase Agreement dated April 30, 2009. Magnum shall source financing on a best efforts basis for the construction of the QES Systems and market the QES Systems on a worldwide basis under our direction as well as the direction of Energy Systems.

Energy Systems intends to construct QES Systems using the Acquired Technologies for use in commercial operations and will also outright sell the QES Systems.

The finder’s fee of $ 150,000 was paid in combination with various amounts owing to Magnum by issuance of common and preferred shares. As per our amended agreement with Magnum entered into on August 31, 2009, Magnum will receive consideration Ten Per Cent (10%) of all the gross proceeds received by us or Energy Systems resulting from direct sales, joint ventures and/or from plants operated by us or Energy Systems for the QES System and ancillary equipment, and enhancements. In addition, 5% of gross proceeds from investors acquiring private placements, or investments shall be remitted to Magnum.

The Finders Fee Agreement is for a term of 20 years commencing August 31, 2009. The original Finder’s Fee Agreement dated January 5, 2009 andthe addendum signed on April 30, 2009 and the amendment to the Finders Fee Agreement dated August 31, 2009.

Professional Fees

Professional fees incurred totaled $ 84,212 of which $ 30,725 relates to audit, review and bookkeeping fees and the remainder of $ 53,487 relates to legal fees.

Investor Relations

We incurred $ 50,000 in investor relations fees. The agreement commenced June 1, 2009 with a monthly fee of $ 10,000 is due the 1st of each month. The agreement was with Fusion Capital LLC and was terminated effective November 1, 2009. There was a provision in the contract to terminate their agreement. We were of the opinion that they were not performing the services set out in the contract.

Testing Expense

We incurred $ 47,000 in testing expense relating to the Utility Unit constructed as per our Fanta Marketing Agreement with Fanta. We incurred an additional $ 13,000 in December 2009. We cannot determine at this time if additional capital is required as the Utility Unit is currently undergoing independent testing.

Travel

We incurred $ 23,805 in travel costs of which $ 22,245 related to travel to India and Singapore for the purpose of promoting Acquired Technologies. A further $1,560 related to travel to China pursuant to our efforts under our Fanta Agreement with Fanta.

Bad Debt Expense

Bad debt expense consists of advances for travel costs which were not recovered on a timely basis. We do not expect to incur such expenses in the future.

Transfer Agent Fees

Our transfer agent fees total $ 3,568 and consisted primarily of initial set up costs.

Website Development

We completed the developing of our website for which we incurred a total of $ 3,400 in website development and technical support expenses. We do not expect to incur additional website development costs with the exception of technical support when required.

Current trends in the industry

To the best of management’s knowledge, there are many pyrolosis systems competing in the same target market as the QES System. As we have commenced operations relating to the QES System in April 2009 and have generated one sale to date, at this time it is difficult to assess trends in the industry which may affect the results of our operations at this time due to the lack of operating history and experience in the industry.

Liquidity and Capital Resources

Working Capital
	At	At
	November	November
	30, 2009	30, 2008

Current Assets	$ 214,309	$ 5,384
Current Liabilities	$ 386,761	$ 6,000
Working Capital	$ (172,452)	$ (616)

Cash Flows
	At	At
	November	November
	30, 2009	30, 2008

Net Cash Consumed by Operating Activities	$ (200,154)	$ (4,529)
Net Cash Provided (Consumed) by Investing
Activities	$ Nil	$ Nil
Net Cash Provided by Financing Activities	$ 197,079	$ Nil
Net Cash Consumed	$ (3,075)	$ (4,529)

Working Capital Needs:

As of November 30, 2009, we had a negative working capital of $ (172,452.) Over the next 12 months, we will require approximately $725,000 to sustain our working capital needs as follows:

Repayment of shareholder loans	70,000
Settlement of accrued liabilities	5,000
Salaries and consulting fees	250,000
Marketing	400,000
Total	$ 725,000

Our debt of $265,000 with an affiliate was settled on December 2, 2009 when we issued 2,650,000 shares of common stock valued at a closing price of $0.10 per share to our affiliate and designated parties for services rendered and payments made on our behalf and on the behalf of Energy Systems from November 1 through November 30, 2009. We intend to settle our monthly obligations to Magnum, Paradigm, and Alpha by issuance of common shares in lieu of cash payment.

Sources of Capital:

We expect to obtain financing through shareholder loans and private placements. Shareholder loans will be without stated terms of repayment or interest. We will not consider taking on any long-term or short-term debt from financial institutions in the immediate future. Shareholders loans may be granted from time to time as required to meet current working capital needs. We have no formal agreement that ensures that we will receive such loans. We may exhaust this source of funding at any time.

Cash Flows Operating Activities:

Net cash consumed by operating activities were $200,154 in 2009 and $4,529 in 2008.

On November 3, 2009, our President was awarded 135,700 shares of common stock valued at $ 38,000 and 400,000 shares of preferred stock, valued at approximately $2,800,000 as compensation for services rendered to our Company.

We incurred a total of $ 507,143 in consulting fees. We incurred $ 106,000 in consulting fees per our consulting agreement with Paradigm and Alpha. The total consulting fee was paid by issuance of 525,000 and 535,000 shares of common stock to Paradigm and Alpha at a closing share price of $ 0.32 and $ 0.28 per share, respectively. The total value of the stock granted is $ 318,000 with the expenses for these grants being recognized over the contract period, resulting in $ 106,000 of current expense. In addition, stock valued at $ 401,143 was issued for services rendered by affiliate.

We incurred an additional $ 1,440,000 in excess cost to settle our debt obligations to an affiliate and our President. A total of 800,000 preferred shares were issued at prevailing market prices upon the terms agreed to by both parties. It was determined that the value of the preferred shares was in excess of the market price.

The $ 47,000 increase in advances from customer relates to the sale of one Utility Unit to Fanta as per our Fanta Marketing Agreement. Construction of the Utility Unit commenced October 2009 and was completed in January 2010. The Utility Unit is to be used for joint marketing efforts with Fanta to market the Utility Unit to prospective buyers and joint venture partners.

The Fanta Marketing Agreement was for the purchase of one Utility Unit for $ 420,000. The company granted a $ 360,000 credit to Fanta for marketing expenses incurred for setting up distribution networks and marketing of the QES System in China. The total amount due from Fanta is $ 60,000 of which $ 47,000 was received by November 30, 2009. The remaining $ 13,000 was received in December 2009.

We obtained a $ 137,857 advance from our affiliate for funding our working capital needs. The advances are due on demand.

Investing and Financing Activities:

For the fiscal year ended 2009 and 2008, we had no investing activities.

Our cash flows from financing activities were $197,079. Additional capital is required in order to fund our working capital needs and we expect to receive additional financing through shareholder loans. We obtained $ 69,936 in shareholder and $ 152,143 in affiliate loans of which $25,000 was repaid. Such loans will be without stated terms of repayment or interest. We will not be considering taking on any long-term or short-term debt from financial institutions in the immediate future. Shareholder and affiliate loans may be granted from time to time as required to meet current working capital needs. We have no formal agreement that ensures that we will receive such loans. We may exhaust this source of funding at any time.

Material Commitments

We do not have any material commitments for capital expenditures.

Seasonal Aspects

Management is not currently aware of any seasonal aspects which would affect the results of our operations during any particular time of year.

Off Balance Sheet Arrangements We have no off balance sheet arrangements.

Going Concern

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

DESCRIPTION OF PROPERTY

Our principal business office is located at 6130 Elton Avenue, Las Vegas, NV, 89107. Our resident agent office is located at Suite 200, 245 East Liberty Street, Reno, Nevada, 89501.

We conduct our business in the office of a company controlled by a shareholder. There has been no charge for this use. If there was a charge, it would be insignificant.

There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use. We believe that this arrangement is suitable given the nature of our current operations, and we also believe that we will not need to lease additional administrative offices in the immediate future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of November 30, 2009 (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) by all of our directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our executive office address.

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. No change in control is currently being contemplated.

	Name and Address of Beneficial	Amount and Nature of	% Class (1)
Title of Class	Owner	Beneficial Owner

Officers and Directors:
	Claude Diedrick, President
Common Stock	15 Lignum Vitae Close,	135,700	1%
	Montego Bay, L8, Jamaica

Common Stock	Rosemary Samuels, Corporate	-	-
	Secretary

Officers and Directors as a		135,700	1%
Group

Common Stock	Magnum Group International
	Inc.
	245 East Liberty Street, Suite	2,219,560	7%
	200, Reno, Nevada 89501

Common Stock	Omega Research Corporation
	450 Bade Road, Section 4	18,000,000	54%
	4th Floor, # 25, Taipei, Taiwan

5% Shareholders as a
Group		20,219,560	61%
5% Shareholders and		20,355,260	62%
Officers and Directors as a
Group

Preferred Stock	Claude Diedrick, President	400,000	50%

Preferred Stock	Omega Research Corporation
	450 Bade Road, Section 4	400,000	50%
	4th Floor, # 25, Taipei, Taiwan

5% Shareholders and
Officers and Directors as a		800,000	100%
Group

(1) Based on 33,119,260 shares outstanding as of November 30, 2009.

Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the name of our officers and director, their present positions, age and biographical information within the last 5 years. Also provided is a brief description of the business experience of our director and executive officers and significant employees during the past five years and an indication of directorships held by such director in other companies subject to the reporting requirements of the Securities Exchange Act.

Name	Age	Position	Period Serving	Term (1)

Claude Diedrick	61	President, CEO, CAO,	June 7, 2009 – June 6,	1 year
		CFO, Director	2010

Rosemary	51		September 29, 2009 –	1 year
Samuels		Corporate Secretary	June 6, 2010

(1)	Directors hold office until the next annual stockholders’ meeting or until a successor or successors are elected and appointed.

Claude Diedrick

Mr. Diedrick was appointed as our Presdient, CEO, CAO, CFO and Director on February 16, 2009 and will be solely responsible for overseeing our sales and marketing efforts and growth and development in the Caribbean Islands.

Mr. Diedrick is currently the Vice President and General Manager of Caribbean Metal Fencing Ltd. (“CMF”), a privately owned Jamaican Corporation, and is responsible for operations in Western Jamaica. Mr. Diedrick’s positions held at CMF for the past 11 years have enabled him to gain extensive experience in sales and marketing in the Caribbean Islands. Mr. Diedrick was instrumental in CMF’s growth in the past 5 years and CMF continues to show encouraging results despite the recent economic downturn.

Mr. Diedrick graduated from St. Georges College in Kinston Jamaica and received formal market training and experience in North America where he resided for 20 years. During his tenure in North America, he was a senior manager at a national pest control company.

Rosemary Samuels

Ms. Samuels was appointed our corporate secretary on September 29, 2009. As corporate secretary, she will be responsible for overseeing all areas relating to corporate governance.

Advisory Board Members

Effective January 4, 2010, we appointed the following members to our Advisory Board:

Ernest Daddey B.sc. (Hon) is a materials scientist with twenty years of international expertise in innovation, research, product development, business development and manufacturing. His experience has included work as a materials chemist and project manager until 2005 with Creo Inc. (now Kodak).

Johannes Kriswanto, MSc Eng, has 25 years experience in the telecommunication industry and more than 5 years in the wireless environment. Mr. Kriswanto is a certified project manager, Project Management Professional ("PMP"), with more than 10 years experience in program, project management and Project Management Office implementation, managing multiple complex and large projects in an enterprise-wide environment in IT and the Telecommunication Industry.

Bert Kelm B. Eng is an experienced project management engineer with over 30 years experience in managing large scale projects in North America including managing large scale projects for Honeywell, a manufacturer of civil and military avionics and other aerospace products.

Robert Lau is the President and CEO of Clayton, Dunning Global Partners LLC. Mr Lau is a graduate of Yale University and has graduate training in Economics. He has been involved full time in the investment industry for over 44 years. He has been engaged in a broad range of securities activities, including retail, and institutional brokerage, investment management, Investment banking and securities research.

Appointment of members of the advisory board will assist management and our Board of directors with our strategic planning, corporate governance, technical review and product development.

Family Relationships:

There are no family relationships among our director or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

·	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

·	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

·	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

·	our principal executive officer;

·	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended November 30, 2009 and 2008; and

·	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended November 30, 2009 and 2008, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
							Change in
							Pension
							Value and
							Nonqualified	All
						Non-Equity	Deferred	Other
Name				Stock	Option	Incentive Plan	Compensation	Compensati
and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	on	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Claude Diedrick	2009	Nil	Nil	2,838,00	Nil	Nil	Nil	Nil	2,838,000
President, CEO,	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director

Rosemary Samuels	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Secretary	2008	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) On November 3, 2009, our President was awarded 135,700 shares of common stock and 400,000 shares of preferred stock, valued at approximately $ 2,838,000 as compensation for services rendered.

There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Stock Options/SAR Grants

During our fiscal year ended November 30, 2009 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the year ended November 30, 2009.

Option Exercises

During our Fiscal year ended November 30, 2009 there were no options exercised by our named officers.

Stock Option Plan

On September 23, 2009, our Board of Directors adopted a stock option plan (the “2009 Stock Option Plan”). The 2009 Stock Option Plan provides for the issuance of up to 4,000,000 shares to assist us in retaining those officers, employees, consultants or directors whose services would contribute to our success.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended November 30, 2009, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

On November 3, 2009, our President was awarded 135,700 shares of common stock valued at $ 38,000 and 400,000 shares of preferred stock, valued at approximately $2,800,000 as compensation for services rendered to our company. The 135,700 common shares and 400,000 preferred shares were issued to settle compensation to our President.

We received advances from an affiliate totaling $ 691,143 of which $ 25,000 were repaid. A further $ 401,143 was repaid by issuance of 1,503,560 common shares and 400,000 preferred shares. These advances provided for working capital needs. The advances are due in 1 year with an interest rate of 6% payable at the end of the term loan.

The offer and sale of the shares were exempt from registration pursuant to section 4(2) of the Securities Act, Rule 701 and Rule 506 of Regulation D promulgated there under. We believe that these sales were also exempt under Regulation S under the Securities Act, as such sales were made in offshore transactions to non-U.S. persons.

Director Independence

We currently act with one director, consisting of Claude Diedrick. We have determined that our director is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We have been listed on the OTC Bulletin Board under the symbol “QPRJ” since April 23, 2009. The following table sets forth the high and low bid price per share of our common stock for the periods presented.

Quarter Ended	High	Low

February 28, 2009	N/A	N/A
May 31, 2009	0.25	0.15
August 31, 2009	0.38	0.16
November 30, 2009	0.43	0.15

Stockholders of Our Common Shares

As of November 30, 2009, we had 33,119,260 shares of our common stock outstanding and 800,000 shares of our Series A Preferred Stock outstanding. The 33,119,260 outstanding shares account for the 2 for 1 stock split effective April 16, 2009 and the 5 for 1 stock split effective February 17, 2009.

Our common shares are issued in registered form. The registrar and transfer agent for our shares of common stock is Quicksilver Stock Transfer, with an address of 6623 Las Vegas Boulevard, South Street, 255, Las Vegas Nevada, 89119, Telephone: 702-629-1883, Facsimile: 702-562-9791.

Dividend Policy

We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

See below “RECENT SALES OF UNREGISTERED SECURITIES”

Equity Compensation Plan Information

Except as disclosed below, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Option Grants

On September 23, 2009, our Board of Directors adopted a stock option plan (the “2009 Stock Option Plan”). The 2009 Stock Option Plan provides for the issuance of up to 4,000,000 shares to assist us in retaining those officers, employees, consultants or directors whose services would contribute to our success. As of November 30, 2009 there were no options granted.

There are no outstanding options or warrants to purchase, or securities convertible into shares or equity compensation plans. Our issued and outstanding shares could be sold at the appropriate time pursuant to Rule 144 of the Securities Act.

Securities Authorized For Issuance Under Equity Compensation Plans

On November 3, 2009, our company president was awarded 135,700 shares of common stock and 400,000 shares of Series A Preferred Stock, for services rendered to our company.

Purchase of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during our fourth quarter of our fiscal year ended November 30, 2009.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On June 30, 2007, we issued 1,800,000 shares valued at $ 1,800 for incorporation and other related costs. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Regulation S promulgated under the Act.

On September 20, 2007, we issued 1,250,000 share of our common stock for consideration of $10,000 to 29 shareholders. The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act. We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to us certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person, other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

As of November 30, 2007, 3,050,000 common shares were outstanding.

Effective February 17, 2009, we effected a five (5) for one (1) forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 375,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 3,050,000 shares of common stock to 15,250,000 shares of common stock.

Effective April 16, 2009, we effected a two (2) for one (1) forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 375,000,000 shares of common stock with a par value of $0.001 to 750,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares increased from 15,250,000 shares of common stock to 30,500,000 shares of common stock.

On October 23, 2009, we entered into a consulting agreement with Paradigm Capital Corporation of Taiwan, for corporate and marketing consulting in Asia. The agreement is effective October 23, 2009 and expires January 31, 2010 with an option at our discretion to extend the term until May 31, 2010. On January 27, 2010, the consulting agreement was extended to May 31, 2010. We issued 525,000 common shares to Paradigm Capital Corp and its appointed nominees for consulting services for the period October 23, 2009 till January 31, 2010. We issued an additional 5,000,000 common shares for consulting services for the period February 1, 2010 till May 31, 2010.

On October 28, 2009, we entered into a consulting agreement with Alpha International Marketing Corp. of Chile, for corporate and marketing consulting in Asia, North America, South America and the Caribbean. The agreement is effective October 28, 2009 and expires January 31, 2010 with an option at our discretion to extend the term until May 31, 2010. On January 27, 2010, the consulting agreement was extended to May 31, 2010. We issued 535,000 common shares to Alpha International Marketing Corp and its appointed nominees for consulting services for the period October 23, 2009 till January 31, 2010. We issued an additional 4,545,000 common shares for consulting services for the period February 1, 2010 till May 31, 2010.

On November 3, 2009, our President was awarded 135,700 shares of common stock valued at $ 38,000 and 400,000 shares of Series A Preferred Stock, valued at approximately $2,800,000 as compensation for services rendered to our company. The 135,700 common shares and 400,000 shares of Series A Preferred Stock were issued to settle compensation to our President.

We issued the following common shares in settlement of our debts to an affiliate and designated parties for services rendered and payments made on our behalf and on behalf of Energy Systems. The quantity of shares issued was determined based on the closing price of our shares on the dates mentioned below.

			Common	Preferred
Date of Issuance	Debt incurred to:	Amount	Shares Issued	Shares Issued

November 5, 2009	September 1, 2009	$ 249,000	889,280	-
November 23, 2009	October 31, 2009	152,143	614,280	400,000
December 4, 2009	November 30, 2009	265,000	2,650,000	-

Total		$ 666,143	4,153,560	400,000

As of the fiscal year ended November 30, 2009, we had 33,199,260 shares of common stock outstanding.

As of February 25, 2010 we had 45,394,260 shares of common stock outstanding.

The offer and sale of above noted shares were exempt from registration pursuant to section 4(2) of the Securities Act, Rule 701 and Rule 506 of Regulation D promulgated there under. We believe that these sales were also exempt under Regulation S under the Securities Act, as such sales were made in offshore transactions to non-U.S. persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 750,000,000 shares of common stock at a par value of $0.001 per share and 750,000,000 shares of preferred stock with a par value of $0.001. Our board of directors is authorized to issue preferred stock and to fix and determine the designations, rights preferences or other variations of each class or series within each class of preferred stock of the company.

Common Stock

As of November 30, 2009, there were 33,119,260 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 750,000,000 shares of preferred stock with a par value of $0.001. Our board of directors is authorized to issue preferred stock and to fix and determine the designations, rights preferences or other variations of each class or series within each class of preferred stock of the company.

On November 2, 2009, our company filed a Certificate of Designation that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation, as amended and restated, created a Series A Preferred Stock, $0.001 par value, with a maximum of 20,000,000 shares authorized of the 750,000,000 Preferred Shares Authorized, which series shall have certain designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions, in particular, it shall have the following voting rights:

Each share of Series A Preferred Stock shall entitle the holder to One Hundred (100) votes for each share of Series A Preferred Stock. In any vote or action of the holders of the Series A Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to One Hundred (100) vote per share. The holders of Series A Preferred Stock shall vote together with the shares of Common Stock as one class. The holders of the Series A Preferred Stock shall share ratably, with the holders of common stock, in any dividends that may, from time to time may be declared by the board of directors. Series A Preferred Stock are not convertible into common stock. The holders of the Series A Preferred Stock shall rank equally with the holders of common stock in respect of all rights in liquidation, dissolution or winding up with all of said assets being distributed among the holders of the Series A Preferred Stock and other classes of stock ranking equally with the Series A Preferred Stock.

As of November 30, 2009, there were 800,000 Series A Preferred Shares issued and outstanding.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Changes in Control:

Our common and preferred shares have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification Of Directors And Officers The Nevada Revised Statutes provide that:

·	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

·	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

·	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

·	by our stockholders;

·	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

·	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

·	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

·	by court order.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the Agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the asset purchase agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
Exhibit Number	Description
(3)	Articles of Incorporation and By-laws:
3.1 (a)	Certificate of Incorporation dated June 8, 2007 (1)
3.1 (b)	Articles of Incorporation dated June 8, 2007 (1)
3.1 (c)	Certificate of Amendment dated September 17, 2009 (2)
3.2	Bylaws, effective June 7, 2008 (1)
4.1	Certificate of Designation Series A Preferred Stock dated October 30, 2009 (3)
(10)	Material Contracts:
10.1	Technology Purchase Agreement between Quadra Energy Systems Inc. and Quadra
Marketing Corp. dated April 30, 2009 (4)
10.2	Joint Venture Corporation Agreement between Quadra Energy Systems Inc. Inc and
Geetas Infra dated October 38, 2009 (5)
10.3	Consulting Agreement between Quadra Energy Systems Inc. and Avani Corporation
SDN BHD dated October 28, 2009 (6)
10.4	Consulting Agreement between Quadra Energy Systems Inc. and Zhunger Capital
Partners Inc. dated October 28, 2009 (7)
10.5	Distribution agreement between Quadra Energy Systems Inc. and Fanta
International Enterprises (Canada) Inc. dated July 20, 2009 (8)
10.6	Consulting Agreement between Quadra Energy Systems Inc. and Magnum Group
International Inc. dated June 15, 2009 (9)
10.7	Amended Consulting Agreement between Quadra Energy Systems Inc. and
Magnum Group International Inc. dated August 31, 2009 (13)
10.8	Consulting Services Agreement between Quadra Projects Inc and Paradigm Capital

Corporation dated October 23, 2009 (10)
10.9	Consulting Services Agreement between Quadra Projects Inc. and Alpha
International Marketing Corp dated October 28, 2009 (11)
10.10	Finders Fee Agreement between Quadra Projects Inc. and Magnum Group
International dated April 13, 2009 (12)
10.11	Amended Finders Fee Agreement between Quadra Projects Inc. and Magnum Group
International dated August 31, 2009 (14)

(1)	Incorporated by reference from Form S-1 that was originally filed with the SEC on March 18, 2008
(2)	Incorporated by reference from Form 8-K that was originally filed with the SEC on September 30, 2009
(3)	Incorporated by reference from Form 8-K that was originally filed with the SEC on November 9, 2009
(4)	Incorporated by reference from Form 8-K that was originally filed with the SEC on May 5, 2009
(5)	Incorporated by reference from Form 8-K that was originally filed with the SEC on October 30, 2009
(6)	Incorporated by reference from Form 8-K that was originally filed with the SEC on October 30, 2009
(7)	Incorporated by reference from Form 8-K that was originally filed with the SEC on October 30, 2009
(8)	Incorporated by reference from Form 8-K that was originally filed with the SEC on July 22, 2009
(9)	Incorporated by reference from Form 8-K that was originally filed with the SEC on June 15, 2009
(10)	Incorporated by reference from Form 8-K that was originally filed with the SEC on October 30, 2009
(11)	Incorporated by reference from Form 8-K that was originally filed with the SEC on October 30, 2009
(12)	Incorporated by reference from Form 8-K that was originally filed with the SEC on May 5, 2009
(13)	Incorporated by reference from Form 10-K that was originally filed with the SEC on February 26, 2010
(14)	Incorporated by reference from Form 10-K that was originally filed with the SEC on February 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Claude Diedrick
Claude Diedrick
President, Chief Executive Officer and Chairman
of the Board

Date: February 25, 2010